Exhibit 5.1

July 22, 2020

AAR CORP.

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AAR CORP., a Delaware corporation (the “Company”) in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 22, 2020 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, which will become effective upon filing pursuant to Rule 462(e) under the Securities Act, relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company: (i) common stock, par value $1.00 per share (the “Common Stock”); (ii) preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (iv) depositary shares (the “Depositary Shares”); (v) warrants to purchase Debt Securities, warrants to purchase Common Stock and warrants to purchase Preferred Stock (collectively, the “Warrants”); (vi) purchase contracts (the “Purchase Contracts”); and (vii) units consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts and securities of third parties (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.”

The Senior Debt Securities are to be issued under an indenture, dated as of December 1, 2010, by and between the Company and U.S. Bank National Association, as trustee (as supplemented from time to time, the “Senior Indenture”), filed as Exhibit 4.1 to the Company’s quarterly report on From 10-Q for the quarter ended November 30, 2010. The Subordinated Debt Securities are to be issued under an indenture, by and between the Company and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2010 (as supplemented from time to time, the “Subordinated Indenture”). Each of the Senior Indenture and the Subordinated Indenture is referred to individually as an “Indenture.”

AAR CORP.

July 22, 2020

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing the same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that all acts have been taken without violation of any fiduciary duties and in accordance with any notice or disclosure requirements, (iii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company, and (iv) that the execution and delivery by the Company of, and performance by the Company of its obligations under, such documents does not violate any law, rule, regulation, agreement or instrument binding upon the Company or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to those laws, rules and regulations of New York, Illinois and the United States of America that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

AAR CORP.

July 22, 2020

For purposes of the opinions expressed below, we have further assumed that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, an appropriate prospectus supplement with respect to the Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (together with any Securities exercisable for Debt Securities, a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its Restated Certificate of Incorporation and other relevant documents; and

(vi) at the Relevant Time, a definitive underwriting, purchase or similar agreement, and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized, executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities or Blue Sky laws have been complied with:

1.       With respect to any Debt Securities, when (i) the terms of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in conformity with the applicable Indenture and (ii) the Debt Securities have been duly executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the provisions of the applicable Indenture and either

AAR CORP.

July 22, 2020

(a) issued and sold to the purchasers thereof in accordance with the applicable underwriting, purchase or similar agreement for the agreed-upon consideration therefor, or

(b) delivered upon conversion or exercise of any Convertible Security in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.       With respect to any shares of Common Stock, when such shares of Common Stock have been duly executed (in the case of certificated shares) and either

(i) issued and sold to the purchasers thereof in accordance with the applicable underwriting, purchase or similar agreement for the agreed-upon consideration therefor or

(ii) delivered upon conversion or exercise of any Convertible Security in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and any such Convertible Security was previously validly issued and is fully paid and non-assessable or a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.       With respect to any shares of Preferred Stock, when the certificate of designations for such Preferred Stock (the “Certificate of Designations”) has been duly executed and filed with the Delaware Secretary of State and such shares of Preferred Stock have been duly executed (in the case of certificated shares) and either

(i) issued and sold to the purchasers thereof in accordance with the applicable underwriting, purchase or similar agreement for the agreed-upon consideration therefor or

AAR CORP.

July 22, 2020

(ii) delivered upon conversion or exercise of any Convertible Security in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and any such Convertible Security was previously validly issued and is fully paid and non-assessable or a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.       With respect to any Depositary Shares, when (i) a deposit agreement with respect to such Depositary Shares (the “Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company, (ii) the terms of the Depositary Shares have been duly established in conformity with the Deposit Agreement and (iii) the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable underwriting, purchase or similar agreement for the agreed-upon consideration therefor, the depositary receipts evidencing such Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       With respect to any Warrants, when (i) a warrant agreement with respect to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto, (ii) the terms of the Warrants have been duly established in conformity with the Warrant Agreement, if any, and the applicable underwriting, purchase or similar agreement and (iii) the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable underwriting, purchase or similar agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.       With respect to any Purchase Contracts, when (i) the related purchase contract agreement (the “Purchase Contract Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto, (ii) the terms of the Purchase Contracts have been duly established in conformity with the Purchase Contract Agreement, if any, and the applicable underwriting, purchase or similar agreement, (iii) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements; and (iv) such Purchase Contracts have been duly executed (in the case of certificated Purchase Contracts) and delivered to the purchasers thereof in accordance with the Purchase Contract Agreement, if any, and the applicable underwriting, purchase or similar agreement upon payment of the agreed-upon consideration therefor, such Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

AAR CORP.

July 22, 2020

7.       With respect to any Units, when (i) a unit agreement with respect to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto, (ii) the terms of the Units have been duly established in conformity with the Unit Agreement, if any, and the applicable underwriting, purchase or similar agreement and (iii) and the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable underwriting, purchase or similar agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

A.       The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Debt Security denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

B.       The foregoing opinions are limited to the laws of the State of New York, the State of Illinois and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

AAR CORP.

July 22, 2020

C. To the extent relevant to our opinions in paragraphs 4, 5, 6, and 7, and not covered by our opinions in paragraphs 1, 2, or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Warrants, Purchase Contracts or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement you will (i) advise us in writing of the terms thereof, and (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and to file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Opinions” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ Robert J. Minkus
Robert J. Minkus